Exhibit 3.1

Effective as of February 27, 2008

As amended January 19, 2011

As amended February 24, 2011

As amended December 10, 2013

AMENDED AND RESTATED BY-LAWS

OF

SUSQUEHANNA BANCSHARES, INC.

ARTICLE I

OFFICES

Section 1.1 Registered Office. The registered office of the corporation shall be located at 26 North Cedar Street, Lititz, Pennsylvania or at such place within the Commonwealth of Pennsylvania as the board of directors shall determine from time to time.

Section 1.2 Other Offices. The corporation may also have offices at such other places as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.1 Place of Meetings of Shareholders. All meetings of the shareholders shall be held at the registered office or such other places, either within or without the Commonwealth of Pennsylvania, as the board of directors may from time to time determine.

Section 2.2 Annual Meeting of Shareholders. A meeting of shareholders shall be held in each calendar year for the election of directors and the transaction of whatever other business properly may be brought before said meeting at such time and place as the board of directors shall determine.

Section 2.3 Special Meetings of Shareholders. Except as otherwise provided by the Pennsylvania Business Corporation Law (the “Pennsylvania BCL”) or by the articles of incorporation, special meetings of the shareholders, for any proper purpose or purposes, may be called at any time by the chairman of the board, if there is one, the chief executive officer, or the board of directors, or the holders of not less than one-fifth of all the shares issued and outstanding and entitled to vote at the particular meeting, upon written request, in proper form, delivered to the secretary of the corporation. Such request shall state a proper purpose or purposes of the proposed meeting. Upon receipt of any such request, it shall be the duty of the secretary to notice a special meeting of the shareholders to be held at such time, not less than ten nor more than sixty days thereafter, as the secretary may fix. If the secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling and entitled to call the meeting may do so.

Section 2.4 Notices of Meetings of Shareholders. Written notice, complying with Article VII of these by-laws, of any meeting of shareholders shall be given to each shareholder of record entitled to vote thereat, at least five days before such meeting, unless a greater period of notice is required by the Pennsylvania BCL.

Section 2.5 Matters Specified in Notice of Special Meeting. Business transacted at all special meetings shall be confined to the business and purposes stated in the corporation’s notice of such meeting (other than procedural matters relating to the conduct of the meeting).

Section 2.6 Quorum of and Action by Shareholders.

(a) General Rule. Except as provided in subsections (c), (d) and (e) of this Section 2.6, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purpose of consideration of and action on the matter. If a proxy casts a vote on behalf of a shareholder on any issue other than a procedural motion considered at a meeting of shareholders, the shareholder shall be deemed to be present during the entire meeting for purposes of determining whether a quorum is present for consideration of any other issue.

(b) Action by Shareholders. Except as otherwise specifically provided by the Pennsylvania BCL or in a by-law adopted by the shareholders, whenever any corporate action is to be taken by vote of the shareholders of the corporation at a duly organized meeting of shareholders, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by shareholders entitled to vote as a class.

(c) Continuation of Business upon Withdrawal of Shareholders. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

(d) Election of Directors at Adjourned Meetings. Those shareholders entitled to vote who attend a meeting at which directors are to be elected that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in subsection (a) of this Section 2.6, shall nevertheless constitute a quorum for the purpose of electing directors.

(e) Conduct of Other Business at Adjourned Meetings. Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although less than a quorum as fixed in subsection (a) of this Section 2.6, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon such matter.

Section 2.7 Adjournments.

(a) General Rule. Adjournments of any regular or special meeting of shareholders, including one at which directors are to be elected, may be taken for such periods as the shareholders present and entitled to vote shall direct.

(b) Lack of Quorum. If a meeting cannot be organized because a quorum has not attended, those shareholders present may, except as otherwise provided in the Pennsylvania BCL, adjourn the meeting to such time and place as they may determine.

(c) Notice of an Adjourned Meeting. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board of directors fixes a new record date for the adjourned meeting or the Pennsylvania BCL requires notice of the business to be transacted and such notice has not been previously given.

Section 2.8 Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate actions in writing without a meeting may authorize another person or persons to act for such shareholder by proxy. Every proxy shall be filed with, or transmitted to, the secretary of the corporation or his or her designated agent. A proxy shall be executed or authenticated by the shareholder or by such shareholder’s duly authorized attorney-in-fact. A shareholder or such shareholder’s duly authorized attorney-in-fact may execute or authenticate a writing or transmit an electronic message authorizing another person to act for such shareholder by proxy. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the secretary of the corporation or his or her designated agent in writing or by electronic transmission. Unless a longer time is expressly provided therein, no unrevoked proxy shall be valid after three years from the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, notice of such death or incapacity is given to the secretary of the corporation or his or her designated agent in writing or by electronic transmission.

Section 2.9 Voting List. The officer or agent having charge of the transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof, except that if the corporation has 5,000 or more shareholders, in lieu of the making of the list, the corporation may make the information therein available at the meeting by any other means. Failure to comply with the requirements of this section shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list. The original share register or transfer book, or a duplicate thereof kept in the Commonwealth of Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine the list or share register or transfer book or to vote at any meeting of shareholders.

Section 2.10 Judges of Election. In advance of any meeting of shareholders, the board of directors may appoint judges of election, who need not be shareholders and who will have such duties as provided in Section 1765(a)(3) of the Pennsylvania BCL, to act at such meeting or any adjournment thereof. If judges of election be not so appointed, the chairman of any such meeting may, and on the request of any shareholder or such shareholder’s proxy shall, make such appointment at the meeting. The number of judges shall be one or three. No person who is a candidate for office to be filled at the meeting shall act as a judge. The judges of election shall do all such acts as may be proper to conduct the election or vote with fairness to all shareholders, and shall make a written report of any matter determined by them and execute a certificate of any fact found by them, if requested by the chairman of the meeting or any shareholder or such shareholder’s proxy. The decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all. If any judge of election shall not be present at a meeting or refuses to act, the vacancy may be filled by appointment made by the board of directors in advance of the meeting or at the meeting by the chairman of the meeting.

Section 2.11 Business at Meetings of Shareholders.

(a) Except as otherwise provided by the Pennsylvania BCL or these by-laws, nominations of persons for election to the board of directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (i) by or at the direction of the board of directors, (ii) pursuant to the corporation’s notice of meeting (or any supplement thereto) or (iii) by any shareholder of the corporation who (A) is a shareholder of record at the time of giving of notice provided for in this Section 2.11 and will be such at the time of the meeting (B) is entitled to vote at the meeting and (C) complies with the notice and other procedures set forth in subsections (b) and (c) of this Section 2.11.

(b) For nominations or other business to be properly brought before an annual meeting by a shareholder, pursuant to clause (iii) of subsection (a) of this Section 2.11 (or before a special meeting of shareholders pursuant to subsection (d) of this Section 2.11), the shareholder must have given timely notice thereof in writing to the secretary of the corporation and any such proposed business other than the nominations of persons for election to the board of directors must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the secretary of the corporation at the principal executive offices of the corporation not less than one hundred twenty days prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that if the corporation did not hold an annual meeting the preceding year or if the date of the annual meeting is changed by more than thirty days from the date of the preceding year’s annual meeting, to be timely, notice by the shareholder must be delivered not later than the one hundred twentieth day prior to the date of the annual meeting (or, if later, the tenth day following the day on which public announcement is first made of the date of the annual meeting). In no event shall the adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in each case including any successor Rule or regulation thereto, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of any beneficial owner on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and any beneficial owner on whose behalf the nomination or proposal is made (A) the name and address of such shareholder, as they appear on the corporation’s books, and the name, address and telephone number of such beneficial owner, (B) the number and class of shares of capital stock of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner, (C) a description of any and all agreements, arrangements or understandings entered into by the shareholder, the beneficial owner or their respective affiliates with respect to equity securities of the corporation, including any put or call arrangements, derivative securities, short positions, borrowed shares or swap or similar arrangements, specifying in each case the effect of such agreements, arrangements or understandings on any voting or economic rights with respect to equity securities of the corporation, in each case as of the date of the notice and in each case describing any changes in voting or economic rights which may arise pursuant to the terms of such agreements, arrangements or understandings, (D) to the extent not covered by clauses (B) and (C), any disclosures that would be required pursuant to Item 5 or Item 6 of Schedule 13D promulgated under the Exchange Act if the requirements therein were applicable to the shareholder or the beneficial owner, and a representation as to whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (ii) otherwise to solicit proxies from shareholders in support of such proposal or nomination and (E) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination. If, after the shareholder has delivered such notice, any information required to be contained in such notice as described in clauses (A) through (E) above changes prior to the date of the meeting, such notice shall be deemed to be not in compliance with this Section 2.11 and not effective unless such shareholder, within three New York Stock Exchange business days of the date of the event causing such change in information, delivers to the secretary of the corporation an updated notice containing such change. The foregoing notice requirements shall be deemed satisfied by a shareholder if the shareholder has notified the corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule l4a-8 (or any successor thereto) promulgated under the Exchange Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

(c) Subject to Section 2.6, nominations of persons for election to the board of directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the notice or waiver of notice of the meeting (i) by or at the direction of the board of directors, (ii) by the shareholder or shareholders who called such meeting or (iii) by any other shareholder of the corporation who is entitled to vote at such meeting, who complies with the notice procedures set forth in this Section 2.11 and who is a shareholder of record at the time such notice is delivered to the secretary of the corporation and will be such at the time of the meeting. Nominations by such shareholders of persons for election to the board of directors may be made at such special meeting of shareholders if the shareholder’s notice as required by subsection (b) of this Section 2.11 shall be delivered to the secretary of the corporation at the principal executive offices of the corporation not later than the ninetieth day prior to the date of the special meeting (or, if later, the tenth day following the day on which public announcement is first made of the date of the special meeting). In no event shall the adjournment of a special meeting commence a new time period for the giving of a shareholder’s notice as described above.

(d) Other than as set forth in Section 3.3 hereof, only persons who are nominated in accordance with the procedures set forth in this Section 2.11 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.11. Except as otherwise provided by the Pennsylvania BCL, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.11 and, if any proposed nomination or business is not in compliance with this Section 2.11, to declare that such defective proposal or nomination shall be disregarded.

Section 2.12 Action by Consent in Writing. Except as otherwise provided in the articles of incorporation, any action required to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting, if a consent or consents in writing, setting forth the action so taken, shall be signed by all, but not less than all, of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the secretary of the corporation.

ARTICLE III

DIRECTORS

Section 3.1 Number. The number of directors which shall constitute the whole board shall be such number as the board of directors may determine but shall not be less than five.

Section 3.2 Term. Each director shall hold office until the expiration of the term for which he or she has been elected and until his or her successor shall be elected and shall qualify, or until his or her earlier death, resignation or removal.

Section 3.3 Vacancies. Any vacancies in the board of directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the board of directors, though less than a quorum. Each person so elected shall be a director to serve for the balance of the unexpired term.

Section 3.4 Removal. Any director, any class of directors or the entire board of directors may be removed at any time by the shareholders, with or without cause, but only by the affirmative vote of the holders of at least seventy-five percent of the outstanding shares of capital stock entitled to vote generally in the election of directors (considered for this purpose as one class). Notwithstanding the foregoing, and except as otherwise provided by the Pennsylvania BCL, whenever the holders of any one or more series of preferred stock of the corporation shall have the right, voting separately as a class, to elect one or more directors, the provisions of this Section 3.4 shall not apply with respect to the director or directors elected by the holders of such preferred stock.

Section 3.5 Limitation on Liability. No person who is or was a director of this corporation shall be personally liable for monetary damages for any action taken, or any failure to take any action, as a director unless:

(a) the director has breached or failed to perform the duties of his or her office as set forth in Section 8363 of the Pennsylvania Directors’ Liability Act (42 Pa. C.S. Section 8363); and

(b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

This provision of the by-laws shall not apply to:

(1) the responsibility or liability of a director pursuant to any criminal statute; or

(2) the liability of a director for the payment of taxes pursuant to local, state or Federal law.

If Pennsylvania law hereafter is amended to authorize the further elimination of limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Pennsylvania law.

Section 3.6 General Powers. Except as otherwise provided by the Pennsylvania BCL or these by-laws, all powers of the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.

Section 3.7 Place of Meetings. The meetings of the board of directors may be held at such place within the Commonwealth of Pennsylvania or elsewhere as a majority of the directors may from time to time appoint, or as may be designated in the notice calling the meeting.

Section 3.8 Regular Meetings and Notice. Regular meetings of the board may be held at such time and place as shall be determined from time to time, by resolution of at least a majority of the board at a duly convened meeting, or by unanimous consent of the board provided to the corporation by notice pursuant to Article 7. Notice of each regular meeting of the board shall specify the date, place and hour of the meeting and shall be given each director at least 24 hours before the meeting.

Section 3.9 Special Meetings. Special meetings of the board may be called by the chairman of the board, if there is one, or the chief executive officer on 24 hours notice to each director. Special meetings shall be called by the chairman of the board, if there is one, the president or secretary in like manner and on like notice on the request of two directors provided to the corporation by notice pursuant to Article 7. Notice of each special meeting of the board shall specify the date, place and hour of the meeting. The notice need not state the general nature of the business to be conducted at such special meeting.

Section 3.10 Quorum; Action by the Board of Directors. At all meetings of the board, a majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the board of directors, except as may be otherwise specifically provided by the Pennsylvania BCL or by the articles of incorporation or by these by-laws. If a quorum shall not be present at any meeting of directors, the majority of directors present thereat may adjourn the meeting. It shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken.

Section 3.11 Committees of the Board of Directors.

(a) Establishment. The board of directors may, by resolution adopted by a majority of the directors in office, designate one or more committees, each committee to consist of two or more of the directors of the corporation.

(b) Alternate Members. The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. The board may specify such qualifications as it deems desirable for membership on any committee.

(c) Power. Any such committee to the extent provided in such resolution or in the by-laws, shall have and may exercise the authority of the board of directors. In the absence or disqualification of any member or alternate member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

(d) Term. Each committee of the board of directors shall serve at the pleasure of the board of directors.

(e) Status of Committee Action. The term “board of directors” or “board,” when used in any provision of these by-laws relating to the organization or procedures of or the manner of taking action by the board of directors, shall be construed to include and refer to any executive committee or other committee of the board.

Section 3.12 Participation in the Meeting by Telephone or Other Electronic Technology. One or more directors may participate in a meeting of the board or of a committee of the board (provided that such director is otherwise entitled to participate) by means of conference telephone or other electronic technology by means of which all persons participating in the meeting can hear each other, and all directors so participating shall be deemed present at the meeting.

Section 3.13 Board of Directors or Committee Action by Unanimous Consent. Any action which may be taken at a meeting of the board of directors or of the members of a committee of the board may be taken without a meeting if, prior or subsequent to the action, a consent or consents setting forth the action so taken shall be provided by all of the directors in office (or the members of the committee with regard to committee action), and shall be filed with the secretary of the corporation. For purposes of this Section 3.13, a consent may be given by means of a physical written copy or may be transmitted by facsimile transmission, e-mail or similar electronic communication technology, provided that the means of giving consent shall be convertible into reasonably legible written form within a reasonable time.

Section 3.14 Compensation of Directors. The board of directors may, by resolution of the board, fix the compensation of directors for their services. A director may also serve the corporation in any other capacity and receive compensation therefor.

Section 3.15 Lead Director. The board may elect from its members an independent Lead Director, who shall have such powers and duties as prescribed by the board. A director shall be deemed to be independent if he or she qualifies as an independent director under the listing standards of the primary national securities exchange on which the corporation’s common stock is listed.

ARTICLE IV

OFFICERS

Section 4.1 Election and Office. The officers of the corporation shall be chosen by the directors and shall be a chairman of the board, if there is one, a chief executive officer, if there is one (who, unless otherwise determined by the board, shall also be the president), a secretary and a treasurer. The board of directors may create the positions of, define the powers and duties of and elect as additional officers a vice chairman, one or more vice presidents and one or more other officers or assistant officers. Each of the chairman of the board and any vice chairman must be a director of the corporation. The chairman of the board, the chief executive officer, the president and secretary shall be natural persons of full age; the treasurer may be a corporation, but if a natural person, shall be of full age. Any number of offices may be held by the same person. The board of directors shall have the power to define the duties of the officers and to fix the salaries to be paid to them.

Section 4.2. Term. Each officer of the corporation shall hold office until his or her successor is selected and qualified or until his or her earlier death, resignation or removal. Any officer may be removed by the board of directors.

Section 4.3. The Chairman of the Board. The board of directors may elect from its members a chairman of the board, who shall, unless otherwise determined by the board of directors, preside at all meetings of the shareholders and directors. The chairman of the board shall have such powers and duties as prescribed by the board.

Section 4.4. Chief Executive Officer. The chief executive officer shall have such powers and duties as prescribed by the board, and shall have the authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required by the Pennsylvania BCL to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors or these by-laws to some other officer or agent of the corporation.

Section 4.5. The President. The president shall have such powers and duties as prescribed by the board, and shall have the authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required by the Pennsylvania BCL to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors or these by-laws to some other officer or agent of the corporation.

Section 4.6. The Vice Presidents. The vice-president, or if there shall be more than one, the vice-presidents, in the order designated by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and shall perform such other duties as the board of directors may prescribe or the chief executive officer or president may delegate to them.

Section 4.7. The Secretary. The secretary shall attend all meetings of the board and all meetings of the shareholders and record minutes of all the meetings of the corporation and the board of directors in a book or books to be kept for that purpose, and shall perform like duties for the committees of the board of directors when required. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or the chief executive officer. The secretary shall keep in safe custody the corporate seal of the corporation, and, when authorized by the board, affix the same to any instrument requiring it, and, when so affixed, it shall be attested by his or her signature or by the signature of the treasurer or an assistant secretary.

Section 4.8. The Treasurer. Unless otherwise determined by the board of directors, the treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as shall be designated by the board of directors. The treasurer shall disburse the funds of the corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the chief executive officer and directors, at the regular meetings of the board, or whenever they may require it, an account of all his or her transactions as treasurer and of the financial condition of the corporation. The treasurer shall have such other powers and shall perform such other duties as may be prescribed to such officer by the board of directors. If required by the board of directors, the treasurer shall give the corporation a bond in such sum, and with such surety or sureties as may be satisfactory to the board of directors, for the faithful discharge of the duties of his or her office and for the restoration to the corporation, in the case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the corporation.

Section 4.9. Vacancies. The board of directors shall have the power to fill any vacancies in any office occurring for any reason.

ARTICLE V

CAPITAL STOCK

Section 5.1. Execution. Except as otherwise provided in the articles of incorporation, the shares of the corporation shall be represented by certificates. The certificates of shares of the corporation shall be numbered and registered in a share register as they are issued. They shall exhibit the name of the registered holder and the number and class of shares and the series, if any, represented thereby and the par value of each share or a statement that such shares are without par value, as the case may be.

Section 5.2. Certificates. Unless otherwise provided by the board of directors, every share certificate shall be signed by two executive officers and sealed with the corporate seal, which may be a facsimile, engraved or printed, but where such certificate is signed by a transfer agent or by a transfer clerk of the corporation or a registrar, the signature of any executive officer upon such certificate may be a facsimile, engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise, before the certificate is issued, it may be issued by the corporation with the same effect as if the officer had not ceased to be such at the time of its issue.

Section 5.3. Uncertificated Shares. Notwithstanding anything herein to the contrary, any or all classes and series of shares, or any part thereof, may be represented by uncertificated shares, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof, a written notice containing the information required to be set forth or stated on certificates. The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class or series shall be identical. Notwithstanding anything herein to the contrary, the provisions of Section 5.5 hereof shall be inapplicable to uncertificated shares and in lieu thereof the board of directors shall adopt alternative procedures for registration of transfers.

Section 5.4. Fractional Shares. Except as otherwise determined by the board of directors, shares or certificates therefore may be issued as fractional shares for shares held by any dividend reinvestment plan or employee benefit plan created or approved by the corporation’s board of directors, but not by any other person.

Section 5.5. Transfer of Shares. Transfer of shares shall be made on the books of the corporation only upon surrender of the share certificate, duly endorsed or with duly executed stock powers attached and otherwise in proper form for transfer, which certificate shall be cancelled at the time of the transfer. Notwithstanding anything herein to the contrary, the provisions of this Section 5.5 shall be inapplicable to uncertificated shares if the representation of any shares of the corporation by uncertificated shares is authorized by the articles of incorporation and the issuance of uncertificated shares has been authorized by the board of directors, and in lieu of the provisions of this Section 5.5, the board of directors shall adopt alternative procedures for registration of transfers.

Section 5.6. Determination of Shareholders of Record.

(a) Fixing Record Date for Purpose of Meetings. The board of directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than ninety (90) days prior to the date of the meeting of shareholders, or such other period as provided by the Pennsylvania BCL. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the corporation after any record date fixed as provided in this subsection. When a determination of shareholders of record has been made as provided in this Section 5.6 for purposes of a meeting, the determination shall apply to any adjournment thereof unless the board of directors fixes a new record date for the adjourned meeting.

(b) Fixing Record Date for Purpose of Distributions. The board of directors of the corporation may fix a time prior to the date of payment of a distribution as a record date for the determination of the shareholders entitled to be paid the distribution, which time shall be no more than ninety (90) days prior to the date of payment, or such other period as provided by the Pennsylvania BCL. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the corporation after any record date fixed as provided in this subsection.

(c) Fixing Record Date for Other Purposes. The board of directors of the corporation may fix a time prior to an event or action as a record date for the determination of shareholders with respect to an event or action other than a meeting of shareholders or payment of a distribution, which time shall be not more than ninety (90) days prior to the date of the event or action, or such other period as provided by the Pennsylvania BCL.

(d) Determination when no Record Date Fixed. If a record date is not fixed:

(i) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.

(ii) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Section 5.7. Registered Shareholders. Prior to due presentment for transfer of any share or shares, the corporation shall treat the registered owner thereof as the person exclusively entitled to vote, to receive notifications and to all other benefits of ownership with respect to such share or shares, and shall not be bound to recognize any equitable or other claim or interest in such share or shares, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Pennsylvania.

Section 5.8. Lost Share Certificates. Unless waived in whole or in part by the board of directors or any of the chairman of the board, the chief executive officer, the president, the secretary or the treasurer, unless the board of directors prohibits such waiver by such officer, any person requesting the issuance of a new certificate in lieu of an alleged lost, destroyed, mislaid or wrongfully taken certificate shall (a) give to the corporation his or her bond of indemnity with an acceptable surety, and (b) satisfy such other requirements as may be imposed by the corporation. Thereupon, a new share certificate shall be issued to the registered owner or his or her assigns in lieu of the alleged lost, destroyed, mislaid or wrongfully taken certificate; provided that the request therefore and issuance thereof have been made before the corporation has notice that such shares have been acquired by a bona fide purchaser.

Section 5.9. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the articles of incorporation relating thereto, if any, and to such restrictions as are imposed by the Pennsylvania BCL, may be declared by the board of directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the corporation.

ARTICLE VI

GENERAL PROVISIONS

Section 6.1. Fiscal Year. The fiscal year of the corporation shall be the calendar year.

Section 6.2. Corporate Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Pennsylvania.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE VII

NOTICES

Section 7.1. Contents of Notice. Any notice of a meeting of the board of directors or of shareholders required to be given pursuant to these by-laws or the articles of incorporation or otherwise, shall specify the geographic location, if any, date and time of the meeting; in the case of a special meeting of shareholders or where otherwise required by the Pennsylvania BCL or the by-laws, the general nature of the business to be transacted at such meeting; and any other information required by the Pennsylvania BCL.

Section 7.2. Method of Notice. Whenever under the provisions of the articles of incorporation or of these by-laws, notice is required to be given to any person, it may be given to such person either personally or by sending a copy thereof (i) by first class or express mail, postage prepaid, or courier service, charges prepaid, to his or her postal address appearing on the books of the corporation, or (ii) by facsimile transmission, e-mail or other electronic communication to his or her facsimile number or address for e-mail or other electronic communication supplied by such person to the corporation for the purpose of notice. Notice delivered pursuant to clause (i) of the preceding sentence shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier service for delivery to such person, and notice pursuant to clause (ii) of the preceding sentence shall be deemed to have been given to the person entitled thereto when sent. Except as otherwise provided in these by-laws, or as otherwise directed by the board of directors, notices of meetings may be given by, or at the direction of, the secretary.

Section 7.3. Computing Time Periods.

(a) Days to be Counted. In computing the number of days for purposes of these by-laws, all days shall be counted, including Saturdays, Sundays and any holiday; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or holiday. In computing the number of days for the purpose of giving notice of any meeting, the date upon which the notice is given shall be counted but the day set for the meeting shall not be counted.

(b) One Day Notice. In any case where only one day’s notice is being given, notice must be given at least 24 hours in advance of the time specified for the meeting in question by delivery in person or by telephone, facsimile transmission, email or other means of electronic communication.

Section 7.4. Waiver of Notice. Whenever any notice is required to be given by the Pennsylvania BCL or by the articles of incorporation or by these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed the equivalent of the giving of such notice. Except as otherwise required by the Pennsylvania BCL, neither the business to be transacted at, nor the purpose of, the meeting need be specified in the waiver of notice of such meeting. In the case of a special meeting of shareholders, the waiver of notice also shall specify the general nature of the business to be transacted. Attendance of any person entitled to notice, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where any person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

ARTICLE VIII

INDEMNIFICATION

Section 8.1. The corporation shall indemnify, to the extent permitted under these Bylaws, any person who was or is a party (other than a party plaintiff suing on his or her own behalf or in the right of the corporation), or who is threatened to be made such a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise (such person being herein called an “Indemnified Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding (herein called collectively the (“Indemnified Liabilities”), unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

In addition the corporation shall indemnify any Indemnified Person against the Indemnified Liabilities to the full extent otherwise authorized by Pennsylvania law, including, without limitation, the indemnification permitted by Section 410 of the Business Corporation Law.

Section 8.2. The corporation shall have the power, but not the duty absent an express written undertaking by the corporation, to indemnify any person who is or was an agent of the corporation, or is or was serving at the request of the corporation as agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her by reason of his or her services on behalf of the corporation, except as prohibited by law.

Section 8.3. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized in the manner provided in Section 8.4 of this Article, upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Article.

Section 8.4. (a) No indemnification under Section 8.1 of this Article (unless ordered by a court) shall be made by the corporation unless and until a determination is reasonably and promptly made that indemnification of the director, officer or employee is proper in the circumstances because he or she has satisfied the terms set forth in Section 8.1.

(b) Expenses shall be advanced by the corporation to a director or officer upon a determination that such person is an Indemnified Person as defined in Section 8.1 of this Article and has satisfied the terms set forth in Section 8.3 of this Article.

(c) All determinations under this Section 8.4 shall be made:

(1) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suite or proceeding, or

(2) If such a quorum is not obtainable, or, even if obtainable, if a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in written opinion, or

(3) By the shareholders.

Section 8.5. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 8.6. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article.

ARTICLE IX

AMENDMENTS

Section 9.1. Amendments.

(a) Amendment by Shareholders. Except as otherwise provided in these by-laws or in the articles of incorporation, the shareholders entitled to vote thereon shall have the power to alter, amend, or repeal these by-laws, by the vote of shareholders entitled to cast at least seventy-five percent of the votes which all shareholders are entitled to cast thereon (considered for the purpose of this Article IX as one class), at any regular or special meeting, duly convened after notice to the shareholders of such purpose.

(b) Amendment by Board of Directors. Except as otherwise provided in these by-laws or the articles of incorporation, the board of directors (but not a committee thereof) shall have the power to alter, amend and repeal these by-laws, regardless of whether the shareholders have previously adopted the by-law being amended or repealed, subject to the power of the shareholders to change such action; provided, however, that the board of directors shall not have the power to amend these by-laws on any subject that is expressly committed to the shareholders by the express terms hereof, by the Pennsylvania BCL or otherwise.